                                                                     Exhibit 4.5


                             SHAREHOLDERS AGREEMENT

      SHAREHOLDERS AGREEMENT, dated as of August 23, 2001, among Cross Country, Inc. (the "ISSUER"), Joseph Boshart and Emil Hensel (each, a "MANAGEMENT INVESTOR") and the other persons listed on the signature pages hereof under the heading "Financial Investor," (each a "FINANCIAL INVESTOR").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. Terms defined herein shall have the meaning set forth on Annex A.

      SECTION 2. GENERAL RESTRICTIONS. Until the first to occur of (i) the first anniversary of the consummation of the Issuer's initial public offering of initial public shares and (ii) the date of the consummation of the first registered secondary public offering of Common Shares following the Issuer's initial public offering, and except for Transfers by a Management Investor to his Permitted Transferees, each Management Investor and each Permitted Transferee of such Management Investor agrees not to Transfer, mortgage, pledge, grant a security interest in or otherwise encumber, any of his Common Shares.

      SECTION 3. AGREEMENT TO BE BOUND. No Transfer of Common Shares by a Management Investor to one of his Permitted Transferees otherwise permitted pursuant to this Agreement shall be effective unless prior to such Transfer, such Permitted Transferee shall have executed and delivered to the Issuer an instrument or instruments in form and substance satisfactory to the other parties hereto confirming that such Permitted Transferee has agreed to be bound by the terms of this Agreement in the same manner as the transferor, a copy of which instrument shall be maintained on file with the Secretary of the Issuer and shall include the address of such transferee to which notices hereunder shall be sent.

      SECTION 4. MISCELLANEOUS. This Agreement constitutes the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fuller extent permitted by law.

      SECTION 5. EFFECTIVENESS. This Agreement shall become effective only upon the consummation of the Issuer's initial public offering pursuant to Registration No. 333-64914.

If such initial public offering is not consummated, then this Agreement shall have no force or effect.

      SECTION 6. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflicts of law rules of such state.

      SECTION 7. SUCCESSORS, ASSIGNS, TRANSFEREES. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any other party hereto, except (i) as specifically provided pursuant to the terms hereof and (ii) that any Financial Investor may assign any of its rights, remedies, obligations or liabilities hereunder to (or exercise any of the foregoing jointly with) an Affiliate of such Financial Investor without the consent of the other parties hereto,

      SECTION 8. AMENDMENTS; WAIVERS. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

      SECTION 9. REMEDIES. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

      SECTION 10. TERMINATION. This Agreement shall terminate as to any Management Investor upon the earlier to occur of (i) the sale of all of the Common Shares owned by such Management Investor pursuant to the terms hereof,
(ii) the date on which the Financial Investors cease to hold any Common Shares; PROVIDED that nothing in this Section shall relieve any such Management Investor(s) of liability for breach prior to such termination of any of his covenants or agreements contained in this Agreement, or (iii) the date such Management Investor ceases to be an employee of the Issuer.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             CROSS COUNTRY, INC.


                             By: /s/ Thomas C. Dircks
                                 -----------------------------
                                 Name:  Thomas C. Dircks
                                 Title: Chairman


Financial Investors:         CHARTERHOUSE EQUITY PARTNERS III, L.P.

                               By: CHUSA Equity Investors III, L.P.,
                               general partner

                               By:  Charterhouse Equity III, Inc.,
                                    General Partner

                               By:  /s/ Thomas C. Dircks
                                    --------------------------
                                    Name:  Thomas C. Dircks
                                    Title: Managing Director

                             CHEF NOMINEES LIMITED

                               By:  Charterhouse Group International, Inc.,
                                    Attorney-in-Fact

                               By: /s/ Thomas C. Dircks
                                  -------------------------
                                  Name:  Thomas C. Dircks
                                  Title: Managing Director

                             MORGAN STANLEY DEAN WITTER
                             CAPITAL PARTNERS IV, L.P.

                               By:  MSDW Capital Partners IV, LLC,
                                    as General Partner

                               By:  MSDW CAPITAL PARTNERS IV, INC.,
                                    as Member

                               By:  /s/ Karen Bechtel
                                    -----------------------
                                    Name:  Karen Bechtel
                                    Title: Managing Director

                     MSDW IV 892 INVESTORS, L.P.

                               By:  MSDW Capital Partners IV, LLC,
                                    as General Partner

                               By:  MSDW CAPITAL PARTNERS IV, INC.,
                                    as Member


                               By:  /s/ Karen Bechtel
                                    --------------------------
                                    Name:  Karen Bechtel
                                    Title: Managing Director

                     MORGAN STANLEY DEAN WITTER
                     CAPITAL INVESTORS IV, L.P.

                               By:  MSDW Capital Partners IV, LLC,
                                    as General Partner

                               By:  MSDW CAPITAL PARTNERS IV, INC.,
                                    as Member

                               By:  /s/ Karen Bechte
                                    ----------------------------
                                    Name:  Karen Bechtel
                                    Title: Managing Director


                     MORGAN STANLEY VENTURE
                     PARTNERS III, L.P.

                               By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                               By: Morgan Stanley Venture Capital III, Inc., its Institutional Managing Member


                               By:  /s/ Jeffrey Booth
                                    --------------------------
                                    Name:  Jeffrey Booth
                                    Title: Executive Director

                     MORGAN STANLEY VENTURE
                     INVESTORS III, L.P.

                               By:  Morgan Stanley Venture Investors III,
                                    L.L.C., its General Partner

                               By: Morgan Stanley Venture Capital III, Inc., its Institutional Managing Member

                               By:  /s/ Jeffrey Booth
                                    --------------------------
                                    Name:  Jeffrey Booth
                                    Title: Executive Director



                      THE MORGAN STANLEY VENTURE
                      PARTNERS ENTREPRENEUR FUND, L.P.

                               By:  Morgan Stanley Venture Partners III,
                                    L.L.C., its General Partner

                               By: Morgan Stanley Venture Capital III, Inc., its Institutional Managing Member

                               By:  /s/ Jeffrey Booth
                                    -----------------------
                                    Name:  Jeffrey Booth
                                    Title: Executive Director



Management Investors:          By:
                                  ------------------------------------
                                  Name:  Joseph Boshart
                                  Title: President and Chief Executive
                                  Officer

                               By:
                                  ------------------------------------
                                  Name:  Emil Hensel
                                  Title: Chief Financial Officer

                                                                         ANNEX A

The following terms, as used herein, have the following meanings:

"AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person.

"COMMON SHARES" means shares of the common stock of the Issuer, par value $0.0001 per share.

"PERMITTED TRANSFEREE" means: (i) with respect to any party that is an individual, (x) the spouse, issue, grandparents, grandchildren, aunts, uncles, nieces and nephews (in each case, whether natural or adopted) of such party, (y) a Person to whom Common Shares are Transferred by such Holder by will or the laws of descent and distribution or (z) a trust established for the exclusive benefit of such party or his Permitted Transferees and for no other Person; and
(ii) with respect to any other party, any Affiliate of such Holder.

"PERSON" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization.

"TRANSFER" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer or any agreement or commitment to do any of the foregoing.